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LYNCH INTERACTIVE
CORPORATION

                                                                   Press Release
                                                           For Immediate Release

                          LYNCH INTERACTIVE CORPORATION
                     ANNOUNCES TRADING IN LYNCH SHARES TO BE
                             SUSPENDED ON AMEX AFTER
                 REVERSE STOCK SPLIT, WILL TRADE IN PINK SHEETS

RYE, New York, November 7, 2005 - Lynch Interactive Corporation (AMEX:LIC) today announced that, in keeping with its policies, the American Stock Exchange (the "AMEX")expects to suspend trading in Lynch Interactive's shares upon the effectiveness of its one-for-one hundred reverse stock split on Thursday, November 10, 2005. The reverse stock split is the first step in the Company's plan to voluntarily delist from the AMEX and deregister its shares under the Securities Exchange Act of 1934. The company also confirmed that it had been in touch with Pink Sheets(R) LLC (website: www.pinksheets.com), which publishes the well known on-line stock quotation service, and understands that its stock will be traded on the Pink Sheets(R) following the suspension.

The company reiterated that stockholders holding less than 100 pre-split shares would be cashed out as described in its earlier public announcements. Transmittal letters and instructions for surrendering share certificates will be mailed by the company's transfer agent beginning shortly after the effectiveness of the reverse split.


                                   * * * * * *

Contact: John A. Cole
         Vice President, Corporate Development,
         General Counsel and Secretary
         914/921-8821

Release: 05-15